Exhibit 10.2

ROLLOVER AND AMENDMENT AGREEMENT

THIS ROLLOVER AND AMENDMENT AGREEMENT (this “Agreement”) is made as of April 27, 2016 (the “Effective Date”) by and among Guided Therapeutics, Inc., a Delaware corporation (the “Company”), and Aquarius Opportunity Fund (“Aquarius” and, together with its affiliates, “Aquarius Parties”). Capitalized terms used but not defined herein have the meanings ascribed thereto in that certain Securities Purchase Agreement, dated as of June 29, 2015, by and among the Company, Aquarius, and certain other Purchasers identified therein, as amended by that certain Interim Securities Purchase Agreement, dated as of September 3, 2015, and as further amended by that certain Amendment to Securities Purchase Agreement, dated February 10, 2016, by and between the Company and Aquarius (collectively, the “Purchase Agreement”).

WHEREAS, Aquarius is the beneficial owner of shares of the Company’s Series C Convertible Preferred Stock (“Series C Stock”) and Warrants, which securities were purchased by Aquarius pursuant to the terms and conditions of the Purchase Agreement;

WHEREAS, Aquarius is the beneficial owner of that certain convertible promissory note assigned by Tonaquint Inc. to Aquarius pursuant to an Assignment and Assumption Agreement, dated as of February 11, 2016 (the “Note”);

WHEREAS, Aquarius understands that the Company will require substantial additional capital to (1) increase inventory to meet current demand for its product; (3) expand international marketing and sales efforts; (3) continue to seek FDA approval for its product; and (4) for working capital and general corporate purposes, which may include full or partial repayment of indebtedness, and in connection therewith may conduct a financing involving the issuance of debt or equity securities (“New Securities”) resulting in aggregate cash proceeds to the Company of at least $1.0 million (excluding conversion, exchange or cancellation of any existing Company securities or indebtedness in such financing, and excluding any amounts invested by Aquarius Parties in such financing), the initial closing of such financing which occurs on or before December 31, 2016 (the first such financing to occur after the date hereof, the “Qualified Financing” and the lowest price per security at which New Securities are sold to investors in the Qualified Financing, the “Financing Price”);

WHEREAS, Aquarius further understands that, prior to the Qualified Financing, the Company may issue in one or more transactions shares of common stock, Common Stock Equivalents, and/or shares of a newly-created series of preferred stock (“Interim Preferred”) to existing investors upon conversion of or in exchange for certain outstanding securities (collectively, the “Interim Financing”);

WHEREAS, Section 6.4 of the Purchase Agreement provides that the Purchase Agreement may be amended only by a written instrument signed by the Company and the holders of at least a majority in interest of the Series C Stock still held by all Purchasers (the “SPA Majority”);

WHEREAS, certain provisions of the Designation of Preferences, Rights and Limitations of the Series C Stock, as amended (the “Certificate of Designation”), require the consent, waiver, and/or affirmative vote of the holders of a majority of the then outstanding shares of the Series C Stock (the “Certificate Majority”);

WHEREAS, Aquarius constitutes the SPA Majority pursuant to the Purchase Agreement and the Certificate Majority pursuant to the Certificate of Designation; and

WHEREAS, the Company and Aquarius desire to clarify their ongoing relationship in the event of an Interim Financing and/or the Qualified Financing as set forth herein, and to amend the Purchase Agreement in connection therewith.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Rollover. In the event that the Company consummates the Qualified Financing, then, on the date of the initial closing of the Qualified Financing (the “Conversion Date”):

a.	Each outstanding share of Series C Stock that Aquarius Parties hold as of the Conversion Date (the “Surrendered Shares”) shall be surrendered to the Company and exchanged for New Securities in accordance with the following formula:

NS = (SV + (MW – DV) + AF) ÷ FP

Where:

“NS” means the number of New Securities to be issued to the applicable Aquarius Party;

“SV” means the aggregate Stated Value (as defined in the Certificate of Designation) of all Surrendered Shares;

“MW” means an amount equal to $420.00 for each Surrendered Share;

“DV” means the aggregate amount of quarterly dividends on the Surrendered Shares paid by the Company prior to the Conversion Date;

“AF” means the aggregate amount of any fees or liquidated damagesthen due and owing in respect of the Surrendered Shares; and

“FP” means the Financing Price.

b.	The Note, to the extent held by the Aquarius Parties as of the Conversion Date, shall be surrendered to the Company and exchanged for a number of New Securities determined by dividing (i) the outstanding principal, accrued but unpaid interest, and penalties, if any, of the Note as of the Conversion Date, by (ii) the Financing Price.

To the extent that the above provisions of this Section 1 would result in the issuance of a fractional New Security to an Aquarius Party, the Company shall select one of the following options: (i) issue such fractional New Security to such Aquarius Party, (ii) round the number of New Securities to be issued to such Aquarius Party up to the nearest whole number, or (iii) pay cash to such Aquarius Party in lieu of such fractional New Security, based on the Financing Price.

As holders of New Securities, the Aquarius Parties shall be provided with rights not less favorable than those provided to other investors that purchase an equivalent number of New Securities in the Qualified Financing.

2. Lockup. In the event that the Aquarius Parties fail to invest at least $50,000 in the aggregate in the Qualified Financing, Aquarius agrees that the Aquarius Parties shall not sell, offer to sell, contract to sell, pledge or hypothecate any Company securities during the period commencing on the Conversion Date and ending on the date that is six (6) months after the Conversion Date. The Company agrees that the Aquarius Parties shall have an opportunity to invest at least the foregoing amount in the Qualified Financing.

3. Amendment of Purchase Agreement. The Purchase Agreement is hereby amended by deleting Section 4.14 in its entirety and inserting “4.14 [RESERVED]” in lieu thereof.

4. Warrant Cancellation. The Company and Aquarius agree that on the Effective Date, each Warrant held by Aquarius Parties shall automatically terminate and be of no further force or effect. As promptly as practicable after the Effective Date, Aquarius shall return each original Warrants to the Company for cancellation.

5. Consents. Aquarius, constituting the Certificate Majority, does hereby (i) consent to, approve, and authorize in all respects the issuance of New Securities in the Qualified Financing and the issuance of any Interim Preferred in any Interim Financing, in each case including, but not limited to, for purposes of (a) Sections 3(d) and 4 of the Certificate of Designation and (b) any applicable provisions of the Delaware General Corporation Law, and (ii) waive in all respects the application of Section 7(b) of the Certificate of Designation with respect to the issuance of New Securities in the Qualified Financing and the issuance of Common Stock, Common Stock Equivalents, and/or Interim Preferred in the Interim Financing.

6. Effect on Purchase Agreement. Except as specifically provided herein, the Purchase Agreement shall remain in full force and effect.

7. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8. Counterparts; Cooperation. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Company and Aquarius agree to cooperate fully and execute any and all further documents and to take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

[Signature Pages Follow]

[Signature Page to Rollover and Amendment Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

GUIDED THERAPEUTICS, INC.

By: /s/ Gene S. Cartwright
Gene S. Cartwright
President and Chief Executive Officer

[Signature Page to Rollover and Amendment Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AQUARIUS:

AQUARIUS OPPORTUNITY FUND

By: EOS Investment Ltd., Its Investment Manager

By: /s/ Gregory Pepin
Gregory Pepin
Managing Director